Two Harbors Investment Corp. Reports Second Quarter 2019 Financial Results
Generated Strong 14.7% Return on Book Value for the First Half of 2019(1)

NEW YORK, August 6, 2019 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended June 30, 2019.

Quarterly Summary

•	Grew book value to $14.17 per common share, representing a 5.4% quarterly total return on book value.(1)

•	Generated Comprehensive Income of $201.0 million, or $0.74 per weighted average basic common share.

•	Reported Core Earnings, including dollar roll income, of $106.0 million, or $0.39 per weighted average basic common share, representing a return on average common equity of 11.1%.(2)

•	Closed first MSR securitization of $400 million 5-year term notes with attractive terms.

“Our strong return on book value was driven by our acute focus on portfolio positioning and hedging,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Additionally, improvements in financing continue to present a long-term opportunity for our business.  This quarter we completed our first MSR securitization, which has attractive terms and is scalable.”

(1)
Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.

(2)
Core Earnings, including dollar roll income, is a non-GAAP measure. Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements, and key metrics for the first and second quarters of 2019:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended June 30, 2019			Three Months Ended March 31, 2019
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$201,042	$0.74	21.0%	$311,267	$1.23	36.2%
GAAP Net Loss	$(109,507)	$(0.40)	(11.4)%	$(44,885)	$(0.18)	(5.2)%
Core Earnings, including dollar roll income(1)	$106,034	$0.39	11.1%	$122,683	$0.49	14.3%

Operating Metrics
Dividend per common share	$0.40			$0.47
Annualized dividend yield(2)	12.6%			13.9%
Book value per common share at period end	$14.17			$13.83
Return on book value(3)	5.4%			9.1%
Other operating expenses, excluding non-cash LTIP amortization(4)	$11,617			$13,695
Other operating expenses, excluding non-cash LTIP amortization, as a percentage of average equity(4)	1.0%			1.2%
________________

(1)
Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information. A description of the updated MSR amortization method utilized by the company to calculate Core Earnings, including dollar roll income, is also provided.

(2)	Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.

(3)
Return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.

(4)	Excludes non-cash equity compensation expense of $2.4 million for the second quarter 2019 and $1.9 million for the first quarter 2019.

“The second quarter was marked by lower rates, a flatter curve and wider spreads in the Agency RMBS market,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “Given this backdrop, pairing Agencies with MSR remains particularly attractive, as we believe it generates a more stable risk-adjusted return throughout market cycles.  Additionally, the lower rate environment is beneficial to our portfolio of discounted legacy non-Agencies.”

Portfolio Summary
The company’s portfolio is comprised of a Rates strategy and a Credit strategy. The Rates strategy consisted of $28.2 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of June 30, 2019. Additionally, the company held $9.4 billion notional of net long to-be-announced securities (TBAs) as part of the Rates strategy. The Credit strategy consisted of $3.9 billion of non-Agency securities, as well as their associated notional hedges as of June 30, 2019.

The following tables summarize the company’s investment portfolio as of June 30, 2019 and March 31, 2019:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2019		As of March 31, 2019
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$26,291,937	82.0%	$21,515,529	79.2%
Other Agency(1)	92,712	0.3%	89,433	0.3%
Total Agency	26,384,649	82.3%	21,604,962	79.5%
Mortgage servicing rights	1,800,826	5.6%	2,014,370	7.4%
Credit Strategy
Non-Agency
Senior	3,211,099	10.0%	2,885,449	10.7%
Mezzanine	575,246	1.8%	576,130	2.1%
Other	91,291	0.3%	82,933	0.3%
Total Non-Agency	3,877,636	12.1%	3,544,512	13.1%
Aggregate Portfolio	32,063,111		27,163,844
Net TBA position	9,422,000		10,168,000
Total Portfolio	$41,485,111		$37,331,844

Portfolio Metrics	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
	(unaudited)	(unaudited)
Annualized portfolio yield during the quarter	3.93%	4.25%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.67%	3.89%
Credit Strategy
Non-Agency securities	6.00%	6.72%

Annualized cost of funds on average borrowing balance during the quarter(2)	2.55%	2.47%
Annualized interest rate spread for aggregate portfolio during the quarter	1.38%	1.78%
________________

(1)	Other Agency includes hybrid ARMs and Agency derivatives.

(2)	Cost of funds includes interest spread income/expense associated with the portfolio's interest rate swaps and caps.

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of June 30, 2019	As of March 31, 2019
	(unaudited)	(unaudited)
Weighted average cost basis of principal and interest securities
Agency(3)	$104.31	$104.87
Non-Agency(4)	$61.70	$62.04
Weighted average three month CPR
Agency	10.1%	6.5%
Non-Agency	5.3%	4.9%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	87.8%	86.7%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	12.2%	13.3%
______________
(3) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.
(4) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for total non-Agency securities excluding the company's non-Agency interest-only portfolio, would be $58.50 at June 30, 2019 and $58.95 at March 31, 2019.

Portfolio Metrics Specific to MSR(1)	As of June 30, 2019	As of March 31, 2019
(dollars in thousands)	(unaudited)	(unaudited)

Unpaid principal balance	$169,643,681	$174,147,259
Fair market value	$1,800,826	$2,014,370
Weighted average coupon	4.1%	4.1%
Weighted average original FICO score(2)	751	751
Original LTV	75%	75%
60+ day delinquencies	0.3%	0.3%
Net servicing spread	26.3 basis points	26.1 basis points

	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
	(unaudited)	(unaudited)
Fair value losses	$(252,432)	$(188,974)
Servicing income	$130,949	$116,948
Servicing expenses	$17,629	$19,349
Servicing reserve (income) expense	$(910)	$481
________________
Note: The company does not directly service mortgage loans, but instead contracts with appropriately licensed subservicers to handle substantially all servicing functions in the name of the subservicer for the loans underlying the company’s MSR.
(1) Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator.
(2) FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of June 30, 2019	As of March 31, 2019
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional amount(3)	$9,422,000	$10,168,000
Interest rate swaps and caps notional, utilized to economically hedge interest rate exposure (or duration)	$40,470,277	$40,896,277
Swaptions net notional, utilized as macroeconomic hedges	3,875,000	5,900,000
Total interest rate swaps, caps and swaptions notional	$44,345,277	$46,796,277
________________
(3) Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes as of June 30, 2019 and March 31, 2019:

June 30, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$27,868,044	2.70%	2.76
Repurchase agreements collateralized by MSR	300,000	4.15%	17.10
Total repurchase agreements	28,168,044	2.70%	2.90	26
FHLB advances collateralized by RMBS(4)	50,000	3.20%	183.68	1
Revolving credit facilities collateralized by MSR	—	—%	—	—
Term notes payable collateralized by MSR	394,061	5.20%	59.90	n/a
Unsecured convertible senior notes	284,331	6.25%	30.53	n/a
Total borrowings	$28,896,436
________________
(4) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

March 31, 2019	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)

Repurchase agreements collateralized by RMBS	$19,429,691	2.83%	2.18
Repurchase agreements collateralized by MSR	300,000	4.25%	20.09
Total repurchase agreements	19,729,691	2.85%	2.46	30
FHLB advances collateralized by RMBS(1)	865,024	2.80%	12.83	1
Revolving credit facilities collateralized by MSR	375,294	5.50%	44.00	3
Unsecured convertible senior notes	284,099	6.25%	33.53	n/a
Total borrowings	$21,254,108
________________
(1) The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.

Borrowings by Collateral Type	As of June 30, 2019		As of March 31, 2019
(dollars in thousands)	(unaudited)		(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$25,854,494		$18,112,621
Mortgage servicing rights	694,061		675,294
Non-Agency securities	2,063,550		2,182,094
Other(2)	284,331		284,099
Total/Annualized cost of funds on average borrowings during the quarter	$28,896,436		$21,254,108

Debt-to-equity ratio at period-end(3)	5.9	:1.0	4.5	:1.0
Economic debt-to-equity ratio at period-end(4)	7.8	:1.0	6.5	:1.0

Cost of Funds Metrics	Three Months Ended June 30, 2019		Three Months Ended March 31, 2019
	(unaudited)		(unaudited)
Annualized cost of funds on average borrowings during the quarter:	2.9%		2.9%
Agency RMBS and Agency Derivatives	2.7%		2.6%
Mortgage servicing rights(5)	5.5%		5.5%
Non-Agency securities	3.7%		3.7%
Other(2)(5)	6.6%		6.7%
________________

(2)	Includes unsecured convertible senior notes.

(3)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, divided by total equity.

(4)	Defined as total borrowings to fund RMBS, MSR and Agency Derivatives, plus the implied debt on net TBA positions, divided by total equity.

(5)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 7, 2019 at 9:00 a.m. EDT to discuss second quarter 2019 financial results and related information. To participate in the teleconference, please call toll-free 800-239-9838, conference code 4399018, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 7, 2019, through 12:00 a.m. EDT on August 14, 2019. The playback can be accessed by calling (888) 203-1112 , conference code 4399018. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2018, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings, including dollar roll income and Core Earnings per basic common share, including dollar roll income, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$30,186,079	$25,552,604
Mortgage servicing rights, at fair value	1,800,826	1,993,440
Cash and cash equivalents	433,579	409,758
Restricted cash	358,109	688,006
Accrued interest receivable	97,631	86,589
Due from counterparties	983,429	154,626
Derivative assets, at fair value	246,995	319,981
Reverse repurchase agreements	109,500	761,815
Other assets	124,088	165,660
Total Assets	$34,340,236	$30,132,479
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$28,168,044	$23,133,476
Federal Home Loan Bank advances	50,000	865,024
Revolving credit facilities	—	310,000
Term notes payable	394,061	—
Convertible senior notes	284,331	283,856
Derivative liabilities, at fair value	255	820,590
Due to counterparties	255,281	130,210
Dividends payable	128,110	135,551
Accrued interest payable	145,850	160,005
Other liabilities	45,530	39,278
Total Liabilities	29,471,462	25,877,990
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 40,050,000 and 40,050,000 shares issued and outstanding, respectively ($1,001,250 and $1,001,250 liquidation preference, respectively)	977,501	977,501
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 272,899,638 and 248,085,721 shares issued and outstanding, respectively	2,729	2,481
Additional paid-in capital	5,149,175	4,809,616
Accumulated other comprehensive income	777,518	110,817
Cumulative earnings	2,215,437	2,332,371
Cumulative distributions to stockholders	(4,253,586)	(3,978,297)
Total Stockholders’ Equity	4,868,774	4,254,489
Total Liabilities and Stockholders’ Equity	$34,340,236	$30,132,479

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$253,807	$183,467	$489,693	$374,183
Other	7,222	3,893	16,819	7,196
Total interest income	261,029	187,360	506,512	381,379
Interest expense:
Repurchase agreements	177,351	97,812	324,911	184,392
Federal Home Loan Bank advances	3,941	4,896	10,015	9,354
Revolving credit facilities	6,196	999	11,352	1,803
Term notes payable	231	—	231	—
Convertible senior notes	4,724	4,707	9,459	9,425
Total interest expense	192,443	108,414	355,968	204,974
Net interest income	68,586	78,946	150,544	176,405
Other-than-temporary impairment losses	(4,848)	(174)	(5,054)	(268)
Other (loss) income:
Gain (loss) on investment securities	22,441	(31,882)	3,149	(52,553)
Servicing income	130,949	77,665	247,897	148,855
(Loss) gain on servicing asset	(252,432)	9,853	(441,406)	81,660
(Loss) gain on interest rate swap, cap and swaption agreements	(88,775)	29,133	(172,034)	179,678
Gain on other derivative instruments	80,664	7,675	184,942	15,728
Other (loss) income	(341)	730	(218)	1,788
Total other (loss) income	(107,494)	93,174	(177,670)	375,156
Expenses:
Management fees	13,635	11,453	25,717	23,161
Servicing expenses	16,746	11,539	36,658	26,093
Other operating expenses	14,013	15,515	29,569	30,007
Total expenses	44,394	38,507	91,944	79,261
(Loss) income before income taxes	(88,150)	133,439	(124,124)	472,032
Provision for (benefit from) income taxes	2,407	(6,051)	(7,632)	(2,267)
Net (loss) income	(90,557)	139,490	(116,492)	474,299
Dividends on preferred stock	18,950	13,747	37,900	27,494
Net (loss) income attributable to common stockholders	$(109,507)	$125,743	$(154,392)	$446,805
Basic (loss) earnings per weighted average common share	$(0.40)	$0.72	$(0.59)	$2.55
Diluted (loss) earnings per weighted average common share	$(0.40)	$0.68	$(0.59)	$2.36
Dividends declared per common share	$0.40	$0.47	$0.87	$0.94
Weighted average number of shares of common stock:
Basic	272,863,153	175,451,989	262,667,160	175,299,822
Diluted	272,863,153	193,212,877	262,667,160	193,016,793

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Comprehensive income:
Net (loss) income	$(90,557)	$139,490	$(116,492)	$474,299
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	310,549	(34,887)	666,701	(379,664)
Other comprehensive income (loss)	310,549	(34,887)	666,701	(379,664)
Comprehensive income	219,992	104,603	550,209	94,635
Dividends on preferred stock	18,950	13,747	37,900	27,494
Comprehensive income attributable to common stockholders	$201,042	$90,856	$512,309	$67,141

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended June 30,	Three Months Ended March 31,
	2019	2019
	(unaudited)	(unaudited)
Reconciliation of Comprehensive income to Core Earnings:
Comprehensive income attributable to common stockholders	$201,042	$311,267
Adjustment for other comprehensive income attributable to common stockholders:
Unrealized gains on available-for-sale securities attributable to common stockholders	(310,549)	(356,152)
Net loss attributable to common stockholders	$(109,507)	$(44,885)

Adjustments for non-Core Earnings:
Other-than-temporary impairments and loss recovery adjustments	12,895	206
Realized (gain) loss on securities	(23,589)	17,457
Unrealized losses on securities	1,148	1,835
Realized and unrealized losses on mortgage servicing rights	174,212	124,569
Realized (gain) loss on termination or expiration of swaps, caps and swaptions	(55,513)	34,499
Unrealized losses on interest rate swaps, caps and swaptions	167,174	72,469
Gains on other derivative instruments	(63,953)	(75,605)
Other loss	899	439
Change in servicing reserves	(910)	481
Non-cash equity compensation expense	2,396	1,861
Net provision for (benefit from) income taxes on non-Core Earnings	782	(10,643)
Core Earnings attributable to common stockholders, including dollar roll income(1)	$106,034 (2)	$122,683

Weighted average basic common shares	272,863,153	252,357,878
Core Earnings, including dollar roll income, attributable to common stockholders per weighted average basic common share	$0.39	$0.49
_____________

(1)
Core Earnings, including dollar roll income, is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and restructuring charges) and transaction costs associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. “Dollar roll income” is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

(2)
Beginning with this reporting period, the company has refined the MSR amortization method utilized in the calculation of Core Earnings, including dollar roll income. The new method includes an adjustment for any gain or loss on the capital used to purchase the MSR and allows Core Earnings to better reflect how the carry earned on MSR varies as a function of prepayment rates. If the updated method was applied retroactively to the period ended March 31, 2019, it would have resulted in an additional $0.1 million expense, net of tax, which would have resulted in no change to Core Earnings, including dollar roll income, per weighted average share for that period.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(unaudited)
Net Interest Income:
Interest income	$269.1	$245.5	$252.0	$236.7	$187.3
Interest expense	192.4	163.5	162.3	152.4	108.4
Net interest income	76.7	82.0	89.7	84.3	78.9
Other income:
Gain on investment securities	—	—	—	—	0.7
Servicing income, net of amortization(1)	52.7	52.5	46.9	37.1	31.7
Interest spread on interest rate swaps and caps	22.9	23.7	15.3	16.2	13.8
Gain on other derivative instruments	16.7	28.7	29.8	30.2	18.2
Other income	0.5	0.5	0.6	0.6	0.5
Total other income	92.8	105.4	92.6	84.1	64.9
Expenses	42.9	45.2	42.3	42.5	35.1
Core Earnings, including dollar roll income before income taxes	126.6	142.2	140.0	125.9	108.7
Income tax expense (benefit)	1.6	0.6	0.3	(0.1)	1.1
Core Earnings, including dollar roll income	125.0	141.6	139.7	126.0	107.6
Dividends on preferred stock	19.0	18.9	19.0	19.0	13.7
Core Earnings, including dollar roll income, attributable to common stockholders(2)	$106.0	$122.7	$120.7	$107.0	$93.9
Weighted average basic Core EPS, including dollar roll income	$0.39	$0.49	$0.49	$0.48	$0.53

Core earnings return on average common equity, including dollar roll income	11.1%	14.3%	13.8%	12.4%	13.5%
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(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings, including dollar roll income. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value. As discussed on page 11, the company has refined the MSR amortization method utilized in the calculation of Core Earnings beginning with the period ended June 30, 2019.  MSR amortization amounts for periods ending prior to June 30, 2019 have not be adjusted.

(2)	Please see page 11 for a definition of Core Earnings, including dollar roll income, and a reconciliation of GAAP to non-GAAP financial information.